Exhibit 10.3

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

June 11, 2007

Mr. Sam P. Jankovich, Chief Executive Officer & President
EnterConnect, Inc.
San Jose Metro Office
100 Century Center Court
Suite 650
San Jose, CA. 95112-4537

Tel.: (408) 441-5280 Fax: (408) 452-9040 Cell (770) 595-2570 E-mail: sjankovich@enterconnectinc.com

Dear Sam:

RE: FINANCIAL ADVISORY AGREEMENT FOR INVESTMENT BANKING SERVICES:

This FINANCIAL ADVISORY AGREEMENT (the “Agreement”) is made and entered into as of this 11th day of June 2007 by and between EnterConnect, Inc., a Nevada corporation (the  “Company”) with offices at San Jose Metro Office, 100 Century Center Court, Suite 650, San Jose, CA. 95112-4537 and BRIDGESTREAM Partners, LLC (“BRIDGESTREAM”), with offices at 2726 Shelter Island Drive, Suite 346, San Diego, CA. 92106.

Pursuant to the continuing dialogue that has taken place between the Company and the respective principals of BRIDGESTREAM, we hereby tender this Financial Advisory Agreement for the Company’s Board of Directors, to engage by retainer BRIDGESTREAM as their Investment Banker for the purpose of advising and assisting the Company in their pursuit of financing, said financing to be in the form of 1) equity 2) subordinated debt, 3) convertible debt, and/or 4) senior debt.  BRIDGESTREAM shall also advise and assist in the creation of strategic alliances, partnering and/or mergers with or acquisitions of companies in the security services industry or other approved related companies or services under terms and conditions acceptable to the Company.

1.	SCOPE OF WORK

BRIDGESTREAM ’s scope of services shall include:

•	Assist the Company in identifying suitable targets for strategic alliances co-marketing programs and potential acquisitions;

•	Assist the Company in procuring financing in the form of either debt or equity;

•	Assist the Company in arranging for various strategic partnering arrangements that would provide additional capital and other alliances such as marketing, distribution, etc.;

•	Advise management of the appropriate financing structure(s) with which to successfully complete alliances, partnerships, investor relationships or acquisitions; and

•	Advisory of the legal and financial ramifications impacting on particular structures.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

2.	ENGAGEMENT TERM

The “Engagement Period” is that Period during which BRIDGESTREAM is actively pursuing investor-prospects for the Company.  Either the Company or Bridgstream may cancel or terminate this Agreement on the earlier of the date the Company 1) has raised sufficient capital from other sources so that it no longer requires BRIDGESTREAM’s services determined at the sole discretion of the Company; 2) eighteen months from the date of execution of this Agreement; or 3) ninety (90) days from the date that either BRIDGESTREAM receives written notice of intention to terminate this agreement by the Company or the Company receives written notice of termination of this agreement by BRIDGESTREAM.

3.	INITIAL RETAINER FOR ADVISORY SERVICES

•	Throughout the placement process, the principal investment banker assigned to the Company will be William R. Willard, Managing Principal.

•
BRIDGESTREAM requires an initial retainer to be paid while BRIDGESTREAM’S advisory services are rendered over the ninety (90) day initial start-up period.  The retainer structure has been developed specifically for the manpower commitment for these transactions.

•	The non-refundable retainer required for said advisory services is:

Nine thousand US dollars (US $9,000) for the initial sixty-ninety day phase of this agreement; US $5,400 of said retainer to be paid upon the execution of this agreement via wire transfer to Bridgestream Trust and the remainder of said retainer, three thousand six hundred US dollars (US $3,600) to be paid via wire transfer on or before thirty (30) days after the execution date of the Agreement.

4.	REQUIREMENTS OF THE COMPANY SHALL INCLUDE BUT BE NOT LIMITED TO:

•
Furnish BRIDGESTREAM with all necessary and pertinent documents that will be required to successfully accomplish the subject financing; including but not limited to those documents listed in the attached exhibit, “Documents and Due Diligence Requirements”.

•
Make available to BRIDGESTREAM all the information that BRIDGESTREAM reasonably requests in connection with the performance of its services hereunder, including information concerning the business, assets, operation or financial condition of the Company.  BRIDGESTREAM in representing the Company in sales transactions may rely upon the accuracy and completeness of such information without independent verification and is authorized to make appropriate use of such information.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

•
Conduct any Transaction in a manner, which will comply in all respects with the applicable provisions of the Securities Exchange Act of 1934, as well as all other applicable customary disclosure statues, rules and regulations.

•
Be responsible for the completeness, accuracy and format of all information furnished to any prospective acquisition targets, investors, merger partners, and/or other third parties such as banks, funds, or financial institutions considering entering into a Transaction with the Company.

Company shall maintain, at all times, the discretion with regard to acceptance of funds from any party or source, whether or not introduced by BRIDGESTREAM.

5.	INITIAL FUNDING (ROUND ONE)

The Company, in its sole discretion, is seeking a funding of US $12,000,000 dollars for the following Use of Proceeds:

a)	To complete the acquisition of Enterpulse’s EnterConnect Software System, if not completed already.

b)	For various marketing and sales activities.

c)
Use of Bridgestream’s Proprietary Principal Protection structure to guarantee, through the use of an insurance instrument that provides for 100% of the Principal being raised to be repaid should the projects fail.

d)	Other working capital requirements of the Company.

In connection with the engagement, BRIDGESTREAM will introduce to the Company potential investors and/or strategic partners (“BRIDGESTREAM Prospects”) who are not otherwise known to the Company and proceed to enter into discussions/negotiations that follow from each introduction.

It is further understood by the parties that this engagement is non-exclusive. It is further agreed upon by the parties, that BRIDGESTREAM will confirm with the Company, in writing, before making any introduction, that such person or entity to be introduced by BRIDGESTREAM, is not previously known to the Company or its principals. In the event that BRIDGESTREAM issues such notification in writing, and the Company does not indicate its previous relationship with such BRIDGESTREAM contact within two (2) business days of such written notification, then the Company will be deemed to have not been in contact with such BRIDGESTREAM notified contact/party.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

6.	SECONDARY FUNDING (ROUND TWO)

The Company, in its sole discretion, seeks to raise an additional three to five million  ($3,000,000 – 5,000,000) of capital for its expansion into other markets and applications This additional financing, as well as its prospective structure will occur within the next six to nine months following the execution date of this Agreement.  Such an occurrence may impact the valuation of the prior financings.  BRIDGESTREAM reserves the right to assist the Company in negotiating this Private Placement towards a successful conclusion with various funding sources.

7.	FEE SCHEDULE

Upon the completion of a successful placement of equity, the Company agrees to pay BRIDGESTREAM an Equity Placement Fee for providing the Proprietary Principal Protection Structure of ten percent (10%) of the amount of equity or equity equivalent(s) such as convertible debt in Round One and Two of Funding.

Should subordinated debt or mezzanine funding be raised, as an alternative or a blended form of financing, from a source introduced by or through BRIDGESTREAM, upon the successful placement of the subordinated debt or mezzanine funding, the Company agrees to pay BRIDGESTREAM a placement fee of seven and one-half  (7.5%) of the amount of subordinated debt or mezzanine funding raised.

Should Senior Debt be arranged or obtained from a BRIDGESTREAM source, upon the successful placement of the Senior Debt, the Company agrees to pay BRIDGESTREAM a placement fee of four percent (4%) of the amount of Senior Debt raised.

For example, if BRIDGESTREAM sources provide $12 million in equity and $10 million in subordinated debt, then total fees to BRIDGESTREAM shall be $1.200,000 plus $750,000 for a combined total of $1,950,000.

The Parties also understand and agree that up to an additional one percent (1%) may be due and payable to third party sources in connection with any financing.

All fees due under this Section 7 shall be payable in cash from an escrow account with simultaneous disbursement of specified cash proceeds (“the escrow instructions”) to both the Company and BRIDGESTREAM. Payment shall be subject to pro-rata deferral until actual receipt of funds by the Company in the event of an “earn-out” or other deferred conditions.

Such fees (Round I and II) will be paid to BRIDGESTREAM, in cash via wire transfers simultaneously with each funding/closing wherein proceeds are available for use by the Company, pursuant to the payment instructions in Section 14.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

The Investor(s) may request that either a Principal of the funding source and/or a BRIDGESTREAM Principal to join the Company’s Board of Directors.

Such Directorship will require the normal and appropriate compensation, insurance and expenses associated with assuming the responsibilities of a Board of Director member along with any stock options as part of the overall compensation plan. A Committee Chairmanship would entail an additional compensation plan, again appropriate for assuming the responsibilities of the Committee Chairmanship.

8.	EQUITY PARTICIPATION

For any monies raised by BRIDGESTREAM hereunder, whether in the form of equity, subordinated debt or convertible debt, BRIDGESTREAM is to receive at the time or times of closing, additional equity of Client equal to non-cancelable options on common shares of twelve percent (12%) of the equity or equity equivalent that is issued to the investor introduced by BRIDGESTREAM. This fee will be in the form of warrants on common stock (or in the case where the investor gets convertible debt, it would be twelve percent (12%) of the number of shares into which the debt is convertible, e.g. if the debt is convertible into 1000 shares, then the fee would be 120 warrants). For example, if BRIDGESTREAM raises one million US dollars (US $1,000,000) by collateralizing 4,000,000 equity shares for Client, than its fee would be $100,000 in Round One Funding plus a warrant to purchase 480,000 shares of Company common stock. The exercise price of the warrants is the same as the price that the shares are being valued by the investors, e.g. if the shares are being valued on a stock loan basis for US $.2.50 per share, then the warrant exercise price will be at US $.2.50 per share. The expiration date of all warrants shall be five (5) years from the date of this agreement.  The equity, upon the warrants being exercised, will be Common shares with full voting rights attached to each share and are not cancelable and are non-callable.

Subject to SEC regulation or underwriter’s requirements, each of the Common shares referenced herein shall have piggyback registration rights, reset provisions, a cashless exercise clause and shall have anti-dilution provisions, the effect of which will be to adjust the numbers of shares that are subject to each warrant granted to BRIDGESTREAM in the event any reverse stock splits, recapitalizations, reclassification, stock dividend or other subdivision of its capital stock occurs

9.	REGISTRATION OF SHARES

If and when the Company commences the filing of a Registration Statement for either the Company or any other entities that provide additional access to a public market for the Company’s securities, the Company, at its own expense, hereby agrees to simultaneously register BRIDGESTREAM’s shares, provided that the regulations permit and the underwriter’s consent to such registration.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

10.	STRATEGIC PARTNERING

In the event that BRIDGESTREAM is responsible for assisting or advising the Company in either a joint venture or a strategic partnering arrangement, BRIDGESTREAM will be compensated in accordance with the above fee schedule (Nos. 7 and 8) based upon the calculated value of the consideration received by the Company.  Such value shall include the value of all considerations received by the Company inclusive of stock, cash, credit lines arranged for, and any other beneficial sources of financing or asset(s) received.

In the event that BRIDGESTREAM and the Company cannot agree on the value of such consideration, then BRIDGESTREAM and the Company shall agree on an independent party to value the joint venture with the cost to be borne equally between the Company and BRIDGESTREAM.

11.	MERGERS AND ACQUISITIONS
.
In the event that the Company deems it in its best interest to either acquire an entity introduced to it by BRIDGESTREAM, or conversely, to be acquired by an entity introduced by BRIDGESTREAM, then BRIDGESTREAM shall be entitled to a success fee upon transfer of control either to or by the acquiring entity.  The success fee shall be calculated based on the total consideration exchanged as follows:

•	Five percent (5%) is paid on the first two million dollars ($1,000,000 - $2,000,000), plus

•	Four percent (4%) on the next two to four million dollars ($2,000,001 - $4,000,000), plus

•	Three percent (3%) on the next four to six million dollars ($4,000,001 - $6,000,000

•	Two percent (2%) on all amounts in excess of the first six million dollars ($6,000,001 and above).

The value of any such consideration (whether debt or equity) or other property shall be equal to the actual consideration arising from the merger or acquisition. All fees to be paid pursuant to this Section 11, except as otherwise specified, are due and payable to BRIDGESTREAM in the same form of consideration and ratio of cash and/or equity as is received by the Company or its shareholders in the applicable merger or acquisition, (for example, if the Company receives Consideration in the form 25% cash and 75% common stock, BRIDGESTREAM’S compensation would be paid in 25% cash and 75% in common stock) at the closing or closings of any transaction specified in Section 11 herein.

In the event of a dispute as to the value of the consideration exchanged, an appraisal shall be performed by a mutually agreed to accounting firm not affiliated with this transaction.  The cost of the appraisal shall be shared equally between BRIDGESTREAM and the Company.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

12. BRIDGESTREAM FUNDING SOURCES

As consideration for its services, the Company agrees to pay BRIDGESTREAM a success fee as outlined above (Nos. 7 and 8) upon financing by a source introduced by BRIDGESTREAM to the Company any time within thirty- six (36) months following the execution of this agreement.

13.	REIMBURSEMENT OF EXPENSES

Irrespective of whether the Transaction is completed, the Company will either prepay or reimburse BRIDGESTREAM for any and all reasonable out-of-pocket expenses incurred by BRIDGESTREAM in the performance of its duties and obligations hereunder, including travel and lodging expenses and other reasonable out-of-pocket disbursements, provided that such expenses have been pre-approved by the Company in writing.  Any and all expenses above U.S. $500 will be pre-approved in writing by the Company.  BRIDGESTREAM reserves full discretion over its choice and schedule of transportation mode however the Company will only reimburse for coach airline fares.  Such reimbursements of expenses will be due immediately upon presenting receipts of bonafided expense items to the Company.

The following are not incorporated in the expense items above and shall be paid directly by the Company as incurred:

•	DHL, Federal Express shall be charged in the Company’s respective account(s),

•	Color copying or any duplication of all documents, text and pertinent materials is an additional charge,

•	Legal cost for opinion letters from the Company’s counsel relating to any prospective Private Placement Memorandum,

•	Accounting cost for the preparation of reviews, compilations and/or audited financial statements,

•	Printing charges beyond the initial copies of the materials provided for herein,

•	Fairness of value opinion letters, legal opinion letters and the rendering of any other opinions that would cause liability,

•	Business plans or constructive revisions thereof,

•	Valuation modeling using various techniques outside the internal modeling capability applicable to determine the range of pricing to potential investors,

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

•	Private Placement Offering Memorandum, and

•	Subscription Agreements and Investment contracts.

14.	PAYMENT OF FEES

All Fees are due under the following circumstances:

Company hereby agrees to, and shall sign any required documents necessary to accommodate this Agreement, and to cause the funding source to pay directly to BRIDGESTREAM any and all Fees owed BRIDGESTREAM upon a Successful Financing.  Said fees to be paid by the funding source directly to BRIDGESTREAM or through a mutually approved, third party, specially created escrow arranged for this purpose, that will be paid for by the Company.

If there occurs an event equivalent to a Successful Funding to the Company within three (3) years after expiration of the Term of this Agreement by any funding source contacted by BRIDGESTREAM on behalf of the Company or whose name appears on any list of funding sources (herein the "Registration List") which BRIDGESTREAM shall have delivered to Company during the Term, then a Fee shall be due and payable to BRIDGESTREAM on the same basis as a Fee would be due and payable had it been earned during the term of this Agreement.

15.	WIRE TRANSFER INSTRUCTIONS

All sums required to be paid to BRIDGESTREAM shall be transferred by bank wire as per the following instructions as contained in Appendix A or as may be amended from time to time.

16.	COMPANY DIRECT UNDERWRITING OF DOCUMENTS FOR EQUITY OR SUB DEBT PRIVATE PLACEMENT

The Company shall indemnify and hold BRIDGESTREAM harmless from any damages, including reasonable attorney fees that may result solely from any misrepresentations made in any materials and disclosure documents prepared by the Company, its legal counsel and any other third parties retained by the Company.

17.	INDEMNIFICATION

The Company further agrees to indemnify and hold BRIDGESTREAM harmless in accordance with the indemnification provisions set forth as Addendum I hereto, which are incorporated herein by reference as if fully set forth below.  The Agreement and the indemnification provisions as set forth in
Addendum I incorporate the entire understanding of the parties with respect to this engagement and supersede all previous Agreements, should they exist. All provisions of the indemnification provisions as set forth in Addendum I shall survive the Engagement Period.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

18.	APPLICABLE LAW AND ATTORNEYS FEES

The internal laws of the State of California applicable to contracts fully performed within that State shall be used to interpret and govern all disputes arising from this Agreement.  The parties have not agreed to arbitrate claims or controversies arising from any failure to timely pay all sums due or otherwise perform under this Agreement.  The prevailing party in any litigation regarding such claims or controversies shall be entitled to its reasonable attorney’s fees and costs.

19.	AMENDMENTS

No amendments or modifications of this Agreement shall be valid or binding unless made in writing and signed by both BRIDGESTREAM and the Company.

20.	NOTICES

Notices are required to be given either party shall be sent to the following addresses:

Investment Bankers:	BRIDGESTREAM Partners, L.L.C.
William R. Willard, Managing Principal
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
Voice: (619) 255-1878
Fax: (619) 255-1878
Email: wrwbridgestream@aol.com

Company:	Mr. Sam P. Jankovich, Chief Executive Officer & President
EnterConnect, Inc.
San Jose Metro Office
100 Century Center Court
Suite 650
San Jose, CA. 95112-4537
Voice: (408) 441-5280
Fax: (408) 452-9040
Cell: (770) 595-2570
E-Mail: sjankovich@enterconnectinc.com

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

21.	CONFLICTS OF INTEREST

The Company recognizes and accepts that:

•
BRIDGESTREAM regularly acts as the Financial Advisor for other companies who wish to acquire or invest in properties and businesses and may contact the same potential sources on behalf of multiple companies; and

•	Potential conflicts of interest may arise for BRIDGESTREAM due to such other relationships, which will be disclosed to the Company and approved by the Company on a case-by-case basis.

22.	ADDITIONAL PROVISIONS

Except as required by law, this Financial Advisory Agreement and the services and advice to be provided by BRIDGESTREAM hereunder, shall not be disclosed to third parties other than the Company’s Directors, Officers or its legal and accounting advisors without BRIDGESTREAM’S prior written permission.

This Agreement is made solely for the benefit of BRIDGESTREAM and the Company and for the persons, agents, employees, officers, directors and controlling persons referred to in the indemnification provisions as set forth in Addendum I and their respective successors, assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. BRIDGESTREAM shall not assign this Agreement without prior written consent of the Company.

The drafting of this Agreement shall be deemed a collaborative effort and therefore in the event of ambiguity, shall not de facto be construed against the drafter.

The terms, conditions, methodology and structuring of the proposed financing(s) contained and described throughout this Agreement are all subject to satisfactory completion of Due Diligence by BRIDGESTREAM and any of its sources of funding

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

23.	ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between BRIDGESTREAM and the Company with regard to the subject matter hereof with exception to the Confidentiality and Non-Circumvent Agreement executed between the parties on ______________, 2007 and referenced herein. Any modification or amendment of any provision of this Agreement must be made in writing and agreed to in writing by BRIDGESTREAM and the Company.

If this letter correctly states our Agreement, please so indicate by signing below, initial and date each page, and return an executed copy to the undersigned at your earliest convenience.  Upon receipt of a signed and executed copy of this letter and the terms and conditions specified in the Agreement including confirmation of the wire transfer of funds shall constitute a binding Agreement between BRIDGESTREAM and the Company.

Yours sincerely,

BRIDGESTREAM PARTNERS, L.L.C.

By:
William R. Willard
Managing Principal

Accepted and Agreed to this ________day of_______________, 2007.

BUYINGSOLUTIONS, INC.

By:
Sam P. Jankovich
Chief Executive Officer & President

SIGNED, SEALEDAND DELIVERED in the presence of:

Date:
Name	Title

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

ADDENDUM I
PRIVATE PLACEMENT
INDEMNIFICATION AGREEMENT

EnterConnect, Inc. (“ECI”) agrees to indemnify BRIDGESTREAM PARTNERS, LLC. (“BRIDGESTREAM”), its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including BRIDGESTREAM, is referred to as (“Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the defense of any threatened or pending claims, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including, but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission  or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act of failure to act, or (iii) arising out of BRIDGESTREAM’S engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that ECI will not be liable to the Indemnified Party hereunder to the extent that any Damages resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

If for any reason other than as provided in the preceding paragraph, the foregoing indemnity is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then ECI shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by ECI and its shareholders on the one hand and BRIDGESTREAM on the other, but also the relative fault of ECI and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by BRIDGESTREAM hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or the threatened claim or the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify ECI in writing of the receipt of the notice or commencement of any action, enclosing a copy of all papers received, and ECI shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified has legal defenses available to it that are different from and inconsistent or in conflict with those available to ECI  In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to ECI at ECI’s expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with ECI and ECI’s counsel in the defense of such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

In the event that ECI does not within a reasonable period of time assume the defense of a claim or action to which indemnification hereunder is applicable, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to ECI at ECI’s expense, to defend such claim or action.  The omission by an Indemnified Party to promptly notify ECI of the receipt, or commencement of any claim, action or proceeding in respect of which indemnity may be sought will relieve ECI from any liability ECI may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices ECI’s defense of such claim or action. ECI shall not be liable for any settlement of any such claim or action without its written consent and may settle any such claim or action without the consent of an Indemnified Party.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date

BRIDGESTREAM PARTNERS, LLC
Investment Bankers
2726 Shelter Island Drive, Suite 346
San Diego, CA 92106
(619) 255-1878
FAX:  (619) 255-1878

APPENDIX “A”

Wire Transfer Instructions:

Bank of America
7680 Girard Avenue
La Jolla, CA. 92037
(858) 452-8400 Customer Service

Routing Number:    026009593

Account of:  BRIDGESTREAM TRUST

Account Number:    0170203701

Instructions:

1.	Notify William R. Willard of Wire Transfer Number, Time of Transfer and Bank Confirmation Record.

2.	Request Bank of America to confirm receipt of wire transfer into account to Mr. Willard at (619) 255-1878.

EnterConnect, Inc.	Date	BRIDGESTREAM Partners, LLC	Date